Exhibit 5.1

July 19, 2024

The Board of Directors

Better Choice Company Inc.

12400 Race Track Road

Tampa, Florida 33626

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Better Choice Company Inc., a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-1 (Registration No. 333-280714) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to $7,000,000 of securities of the Company in connection with a firm commitment public offering consisting of (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iii) the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), (iv) representative warrants to purchase shares of Common Stock (the “Representative Warrants”), and (v) the shares of Common Stock issuable from time to time upon exercise of the Representative Warrants (the “Representative Warrant Shares”).

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Representative Warrants and the Representative Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and ThinkEquity LLC, the form of which has been filed as Exhibit 1.1 to the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

In that connection, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Registration Statement and related prospectus;

(b) The certificate of incorporation of the Company, filed as Exhibits 3.1 through 3.6 to the Registration Statement and the bylaws of the Company as presently in effect, in the form filed as Exhibit 3.7 to the Registration Statement, all as certified by an officer of the Company as of a recent date;

(c) The Underwriting Agreement; and

Better Choice Company Inc.
July 19, 2024

(d) Resolutions adopted by the Company’s board of directors (the “Board”) relating to the Registration Statement and the issuance of the Securities.

The opinion set forth herein is subject to the following qualifications, which are in addition to any other qualifications contained herein:

A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

B. The opinion set forth herein is based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and our opinion does not apply to any change in, and the effect thereof on, any of the foregoing occurring after the date hereof.

C. We have assumed without verification that, with respect to the minutes of any meetings of the stockholders of the Company or of the Board of Directors or any committees thereof of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D. We have assumed without verification the accuracy and completeness of the information contained in (i) the Registration Statement (including but not limited to statements therein as to the number of shares of Common Stock issued and outstanding), as well as all of the other Documents and (ii) all corporate records made available to us by the Company.

E. The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

F. We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us. The opinion herein is as of the date hereof and is based on current law and facts and circumstances. We have no obligation, and expressly decline any undertaking, to revise or supplement this opinion or otherwise advise you should applicable law or the existing facts and circumstances change.

Based on the foregoing, upon the assumptions that there will be no changes in the documents we have examined and the other matters referred to above, we are of the opinion that:

1) The Securities have been duly authorized for issuance by all necessary corporate action by the Company;

Better Choice Company Inc.
July 19, 2024

2) upon (i) the due execution and delivery of the Underwriting Agreement by the parties thereto, and (ii) the effectiveness of the Registration Statement under the Securities Act, the Securities will have been duly authorized and, when issued upon receipt by the Company of the consideration therefor as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable;

3) upon the due execution and delivery of the Pre-Funded Warrants and the Representative Warrants by the Company and duly delivered to the purchasers or placement agent, such Pre-Funded Warrants and Representative Warrants, when issued upon receipt by the Company of the consideration therefor as contemplated by the Registration Statement, will be valid and binding obligations of the Company; and

4) the Pre-Funded Warrant Shares and the Representative Warrant Shares, when issued and sold by the Company and paid for in accordance with the terms of the Pre-Funded Warrants or the Representative Warrants, as applicable, and as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

It is understood that this opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Meister Seelig & Fein PLLC